Exhibit 31.2

CERTIFICATION

I, Lynn Zhao, certify that:

1.	I have reviewed this Form 10-K/A of Socket Mobile, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 14, 2025	By:	/s/ Lynn Zhao
		Name:	Lynn Zhao
		Title:	Vice President of Finance and Administration and Chief Financial Officer (Principal Financial Officer)